EXHIBIT 10.2

1st AMENDMENT TO SHARE PURCHASE AGREEMENT

This AMENDMENT TO SHARE PUCHASE AGREEMENT (this “Amendment”), dated as of October 25, 2016 is made by and between AEGEAN SEA MARITIME HOLDINGS INC. (“Aegean Sea”), a wholly owned subsidiary of Navios Maritime Acquisition Corporation and a corporation organized under the laws of the Republic of the Marshall Islands, and NAVIOS MARITIME MIDSTREAM PARTNERS L.P. (“NAP”), a limited partnership organized under the laws of the Republic of the Marshall Islands, together (the “Parties”) amends the Share Purchase Agreement (the “Agreement”) entered into between the Parties on November 18, 2014. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings given to them in the Agreement.

W I T N E S S E T H:

WHEREAS, Parties have previously entered into the Agreement on November 18, 2014.

WHEREAS, the Agreement sets forth for the Parties the terms and conditions for the sale and purchase of shares of common stock in certain Aegean Sea vessel-owning subsidiaries that own VLCCs upon the delivery of an Election Notice from NAP to Aegean Sea.

WHEREAS, Parties wish to amend the Agreement as provided herein;

NOW, THEREFORE, in connection with and in consideration of the foregoing and other good and valuable consideration and the mutual agreements and covenants herein set forth, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Section 1.01, the definitions of the following terms shall be amended as follows:

“Charters” means the charters of the Vessels, if any, as per the meaning given in the recitals;

“Notice Period” means the term commencing at 12:01 am, New York time, on November 18, 2016 and ending at 11:59 pm, New York time on November 18, 2018;

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Buyer dated as of the date hereof, or as may be amended;

2.	Section 4.04, shall be amended and reconstructed in its entirety as follows:

Good and Marketable Title to Shares. The Seller is the registered owner of all of the Shares and now has, and at the Closing will have and convey to the Buyer, good and marketable title to the Shares, free and clear of any and all Encumbrances, other than those arising under the Credit Facility, if any.

3.	Section 5.08 shall be amended and reconstructed in its entirety as follows:

Contracts and Agreements. All material contracts and agreements, written or oral, to which any Vessel Owning Subsidiary is a party or by which any of its assets are bound, including the Charter (the “Contracts”), have been disclosed to the Buyer. No other contracts will be entered into by any Vessel Owning Subsidiary prior to the Closing Date without the prior consent of the Buyer (such consent not to be unreasonably withheld) other than Contracts entered into in the ordinary course of business..

4.	Schedule A shall be amended and reconstructed in its entirety as follows:

VESSEL OWNING SUBSIDIARY, CAPITALIZATION, VESSEL AND CHARTER

Vessel Owning Subsidiary	Number of Shares	Vessel
Lefkada Shipping Corporation	500	Nave Buena Suerte
Leros Shipping Corporation	500	Nave Neutrino
Kimolos Shipping Corporation	500	Nave Electron

3.    Full Force and Effect. Except as modified by this Amendment, all other terms and conditions in the Agreement shall remain in full force and effect.

4.    Effect. Unless the context otherwise requires, the Agreement, as amended, and this Amendment shall be read together and shall have effect as of November 18, 2016 and as if the provisions of the Agreement, as amended, and this Amendment were contained in one agreement. After the effective date of this Amendment, all references in the Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder” or words of like import referring to the Agreement shall mean the Agreement, as amended, as further modified by this Amendment.

5.    Counterparts. This Amendment may be executed in separate counterparts, all of which taken together shall constitute a single instrument.

[Remainder of page intentionally left blank. Signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year first above written.

AEGEAN SEA MARITIME HOLDINGS INC.

/s/ Vasiliki Papefthymiou
By:	Vasiliki Papefthymiou
Title:	Secretary

NAVIOS MARITIME MIDSTREAM PARTNERS L.P.

/s/ Vasiliki Papefthymiou
By:	Vasiliki Papefthymiou
Title:	Secretary

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